Exhibit No. 99.1

FOR IMMEDIATE RELEASE
CONTACT:
TAMMIE BROWN                                  STEPHANIE BLANK
WORKSTREAM INC                                ADAM FRIEDMAN ASSOCIATES
1-877-327-8483 EXT. 263                       212-981-2529 EXT 23
TAMMIE.BROWN@WORKSTREAMINC.COM                STEPHANIE@ADAM-FRIEDMAN.COM

  WORKSTREAM SECURES $10 MILLION FROM LEADING FINANCIAL INSTITUTIONAL INVESTORS

Proceeds to drive development, targeted acquisitions and expand management and sales team

CHICAGO, ILL. & OTTAWA, ONT. - (JULY 19, 2004) - Workstream Inc.(TM) (NASDAQ:
WSTM), a global provider of Enterprise Workforce Management solutions announced today that it has entered into a definitive agreement to sell $10,000,000 of newly issued shares of its common stock to William Blair & Company and Crestview Capital in a private placement of approximately 4,445,000 shares. The proceeds of the transaction will further strengthen the company's balance sheet and provide additional capital to pursue the company's growth strategy including potential acquisitions.

"Over the past year we have focused the company on profitable growth and successfully expanding our Enterprise Workforce Management software as a service suite for our clients. I believe this significant commitment by our latest investors, reflects positively on our progress and our market potential", said Michael Mullarkey, CEO and Chairman of Workstream.

The company plans to use the proceeds of its current capital to:

      o     Enhance its Workstream Total Workforce product suite;

      o     Expand its North American sales and marketing capabilities;

      o     Strengthen its senior management team to manage future growth;

      o     Expand its near shore Canadian research and development center; and

      o Continue its strategy to acquire companies that enhance company and shareholder value.

The closing is subject to standard conditions. The offering of the shares of common stock was not registered under the Securities Act of 1933 and such shares may not be subsequently offered or sold by the investors in the United States absent registration or an applicable exemption from the registration requirements. Workstream Inc. has agreed to file a registration statement covering resale of the common stock by investors. This news release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation, or sale of any securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

ABOUT WORKSTREAM

      Workstream Inc. (NASDAQ: WSTM) a global provider of hosted Human Resource
(HR) enterprise software and professional services to the Fortune 2000. Workstream's products streamline the recruiting, performance management, compensation and rewards processes for manager and employees. Workstream has been named to the Deloitte & Touche Fast 50 list of the fastest growing software companies for 2003. Through its 12 offices and 200 dedicated human resource professionals across North America, Workstream services customers such as Eli Lilly, Home Depot, KPMG, Motorola, Nike, Nordstrom, Samsung, Sony Music and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.


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About William Blair

      William Blair & Company is an independent investment firm offering investment banking, asset management equity research, institutional and private brokerage, and private capital to individual, institutional and issuing clients. Since 1935, the Chicago-based firm has been dedicated to helping its clients achieve their financial objectives by providing quality products and services. William Blair & Company has locations in Chicago, Hartford, London, San Francisco, Tokyo, Vaduz, and Zurich.

FORWARD LOOKING STATEMENTS

      This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.